EXHIBIT (j)









         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Hawaii Municipal Fund, a series of the First Pacific Mutual Fund, and to the use of our report dated November

19, 2010 on the financial statements and financial highlights of the Fund.

Such financial statements and financial highlights appear in the 2010 Annual

Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.





						/s/	TAIT, WELLER & BAKER LLP


Philadelphia, Pennsylvania
January 24, 2011